EXHIBIT 99.11


Press Release                              Source: Pegasus Wireless Corporation


Pegasus Wireless Corporation Announces Share Exchange

FREMONT,  CA - (BUSINESS  WIRE) - July 17, 2006 - Pegasus  Wireless  Corporation
(Nasdaq: PGWC), a leading provider of advanced wireless solutions, announced today that the Company's Board of Directors has approved a voluntary share exchange with OTC Wireless Inc, of which Pegasus Wireless will own 51%. This exchange will reduce the number of Pegasus Wireless' outstanding shares by approximately 45 million.

In May 2005, Pegasus Wireless completed a merger with OTC Wireless, and through this merger, restricted shares of OTC Wireless stock were converted to Pegasus. The Company is not completing a registration statement to allow these shares to be traded under the PGWC symbol; therefore a spin-off company is being created to allow said shares of OTC Wireless to be traded in the open market under OTC Wireless's own symbol to be announced. Shareholders prior to the record date of June 1, 2005 will be eligible to convert their shares to the new public entity.

Jasper Knabb, President of Pegasus Wireless Corporation, commented on the share exchange by saying, "The Board of Directors at Pegasus Wireless feels that it is in the best interest of all parties involved to move forward with this share exchange. By reducing the number of Pegasus Wireless shares outstanding, we are structuring a more favorable trading environment for current and new shareholders. In allowing those shareholders that hold stock prior to the record date to convert their shares to OTC Wireless, we are creating an exciting new investment opportunity with a company that Pegasus will be an active part of."


About Pegasus Wireless Corporation

Pegasus Wireless Corporation is a leading provider of advanced wireless solutions. Founded in 1993, Pegasus creates hardware and software solutions for broadband wireless networking and Internet access applications through its manufacturing facilities located in China and Taiwan. Pegasus' patented 802.11 technology is the platform for Wi-Fi technology, and the company offers cutting edge wireless products used in computer networking, industrial data transmission, and multimedia applications. Pegasus pioneered the industry's first driver-less, truly plug-and-play wireless Ethernet bridge, and the company's  wireless  networking  products  allow a higher user capacity per base station as compared to the competition. These products also offer advanced security, easy true plug-n-play installation, dynamic load balance, non-interrupting real-time roaming connectivity, e.g. VOIP, and fail-safe, self-healing mesh networking capability. Products are distributed through the company's facility located in California. Pegasus Wireless Corporation can be contacted at 800-770-6698 or by visiting their website at http://www.pegasuswirelesscorp.com/.


NOTES ABOUT FORWARD-LOOKING STATEMENTS
Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to, (i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and (iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Pegasus Wireless will be realized, or if substantially realized, that they will have the expected consequences to or effects on Pegasus Wireless or its business or operations.
Contact: Pegasus Wireless Corporation Jasper Knabb, 510-490-8288 ir@pegasuswirelesscorp.com Source: Pegasus Wireless Corporation